UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PROFESSIONAL DIVERSITY NETWORK, LLC

(to be converted into Professional Diversity Network, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Illinois	83-0374250
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

801 W. Adams St., Suite 600

Chicago, IL 60607

(312) 614-0950

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, Par Value $0.01 Per Share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-181594

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

Professional Diversity Network, LLC, the Registrant whose name appears on the cover of this registration statements, is an Illinois limited liability company. Prior to the effectiveness of the Registrant’s registration statement on Form S-1 (File No. 333-181594) initially filed with the Securities Exchange Commission (“SEC”) on May 23, 2012, as amended and as may be subsequently amended from time to time (the “S-1 Registration Statement”), the Registrant will be reorganized into a Delaware corporation and renamed Professional Diversity Network, Inc. The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of Professional Diversity Network, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities registered by this registration statement is the common stock, par value $0.01 per share (the “Common Stock”), of Professional Diversity Network, Inc. (the “Company”), a Delaware corporation. The Company will be the successor registrant of Professional Diversity Network, LLC, an Illinois limited liability company, which initially filed a registration statement on Form S-1 (file no. 333-181594) on May 23, 2012 (the “Registration Statement”) with respect to the Common Stock.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, LLC
(Registrant)

	By:	/s/ Myrna Newman
Myrna Newman
March 1, 2013		Chief Financial Officer